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EXHIBIT 23.9

PRICEWATERHOUSECOOPERS

Assurance & Business Advisory Services P.O. Box 360 Julianaplein 38 Willemstad—Curaçao Netherlands Antilles Telephone +599 (9) 430 0000 Facsimile +599 (9) 461 1118

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Petroleos Mexicanos of our report dated March 22, 2001 relating to the 2000 financial statements of P.M.I. Holdings N.V., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
Curaçao, February 3, 2003

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  EXHIBIT 23.9
CONSENT OF INDEPENDENT ACCOUNTANTS